CECO ENVIRONMENTAL REPORTS SECOND QUARTER 2024 RESULTS

Record Revenue, Gross Profits, Gross Margins and EBITDA

Closes Strategic Industrial Air Acquisition

Raises Full Year Outlook

DALLAS (July 30, 2024) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the second quarter of 2024. In addition, CECO, announces the acquisition of EnviroCare International (ECI), a private designer and supplier of industrial exhaust air contamination treatment and control systems company, based in Northern California.

Second Quarter Summary(1)

•
Orders of $140.8 million
•
Backlog of $390.9 million
•
Revenue of $137.5 million, up 6 percent
•
Gross profit of $49.0 million, up 23 percent; Gross margins of 35.6 percent, up 480 basis points
•
Net income of $4.5 million, up 22 percent; non-GAAP net income of $7.4 million, up 42 percent
•
GAAP EPS (diluted) of $0.12; non-GAAP EPS (diluted) of $0.20, up 33 percent
•
Adjusted EBITDA of $16.1 million, up 18 percent
•
Free cash flow of $2.6 million, down $7.4 million

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“We continue to deliver strong results while maintaining our strategic investments and programmatic M&A to advance our operating model as we pursue exciting growth opportunities across industrial air, industrial water and energy transition. During the quarter, we delivered several impressive financial records including our highest second quarter sales, gross profit, adjusted EBITDA dollars, and excellent year-over-year margin expansion,” said CECO’s Chief Executive Officer, Todd Gleason. “Our backlog remains near record levels and our year-to-date book-to-bill remains positive despite continued delays in larger projects and bookings in various energy and industrial markets. We believe the timing of these larger order pursuits to start booking in the second half of this year and continue throughout 2025. Our continued margin expansion coupled with our backlog and record pipeline of almost $4 billion reflect the capabilities and diversity we continue to strategically add to drive sustainable long-term results.”

Second quarter operating income was $9.3 million, up $0.7 million or 8 percent when compared to $8.6 million in the second quarter 2023. On an adjusted basis, non-GAAP operating income was $12.6 million, up $1.2 million or 11 percent when compared to $11.4 million in the second quarter of 2023. Net income was $4.5 million in the quarter, up $0.8 million or 22 percent when compared to $3.7 million in the second quarter of 2023. Non-GAAP net income was $7.4 million, up $2.2 million or 42 percent when compared to $5.2 million in the second quarter of 2023. Adjusted EBITDA of $16.1 million, reflecting a margin of 11.7 percent, was up 18 percent compared to $13.7 million in the second quarter of 2023. Free cash flow in the quarter was $2.6 million, down $7.4 million compared to $10.0 million in the second quarter of 2023.

“We are pleased with our first half results as well as the addition of new leaders and capabilities across our operations and key functions which will drive additional improvements in 2024 and beyond. While bookings and sales have been somewhat hampered by delays in certain projects and customer programs, we have generated significantly more operating cash flow and stronger income conversion on our sales growth so far this year versus previous half years. For example, on approximately $22 million of sales growth year-to-date, we generated approximately $20 million of gross profits and around $6 million of adjusted EBITDA. These tremendous results are being driven by our operational excellence initiatives and our systematic portfolio transformation strategies. Additionally, our disciplined capital allocation approach has maintained a healthy balance sheet while repurchasing $5 million of stock in the first half – including $2 million during the second quarter. We believe our strong backlog and record sales pipeline, along with our ongoing process improvements, puts us in a great position as we enter the second half of the year,” added Gleason.

Company Completes Acquisition of EnviroCare International and Raises 2024 Full Year Guidance

The Company today announced it has completed the acquisition of EnviroCare International (ECI), based in Northern California. ECI is a leading designer and provider of industrial exhaust air contamination treatment and control systems, solutions and services across a wide range of industrial and municipal applications. Contaminants removed include volatile organic compounds (VOCs), airborne particulates, heavy metals, and acid gases. ECI has been providing its solutions to a wide range of heavy industry for over 40 years. The transaction closed in late July 2024 and ECI is expected to deliver full year 2024 sales of approximately $13 million with mid-teen EBITDA margins. The acquisition is expected to be accretive to the Company’s 2024 full year results, with approximately five months of ECI financials benefiting 2024.

The Company raises its 2024 full year revenue guidance to reflect revenue between $600 and $620 million, up approximately 12 percent at the midpoint of the range, and adjusted EBITDA between $68 to $72 million, up approximately 21 percent year over year, at the midpoint of the range. The updated expected full year guidance compares to the previous outlook for revenues of between $590 to $610 million and adjusted EBITDA of between $67 to $70 million. The Company maintains its full year outlook for free cash flow of 50% to 70% of adjusted EBITDA.

Mr. Gleason concluded, “This marks the second time we have raised guidance since introducing our full year 2024 outlook in November of 2023. I am pleased we continue to deliver on our financial commitments while maintaining investments in organic growth, operational excellence, portfolio transformation, M&A, and talent. We are excited to welcome the ECI team, and well-positioned portfolio of solutions and services to CECO. Like our other successful acquisitions, we expect ECI will benefit from access to our global sales teams and focused investments to drive meaningful growth and operational excellence. In addition to EnviroCare, we continue to have a great pipeline of attractive M&A opportunities under development that align with our programmatic M&A strategy to acquire niche leadership companies that fit our operating model and high-performance culture.”

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the second quarter 2024 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/i25y2kss.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/i25y2kss.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)	(unaudited) June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$36,523	$54,779
Restricted cash	391	669
Accounts receivable, net allowances of $6,582 and $6,460	126,974	112,733
Costs and estimated earnings in excess of billings on uncompleted contracts	55,378	66,574
Inventories, net	38,475	34,089
Prepaid expenses and other current assets	20,414	11,769
Prepaid income taxes	3,215	824
Total current assets	281,370	281,437
Property, plant and equipment, net	30,290	26,237
Right-of-use assets from operating leases	14,137	16,256
Goodwill	211,144	211,326
Intangible assets – finite life, net	46,086	50,461
Intangible assets – indefinite life	9,522	9,570
Deferred income taxes	263	304
Deferred charges and other assets	5,321	4,700
Total assets	$598,133	$600,291
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$10,580	$10,488
Accounts payable	90,944	87,691
Accrued expenses	44,736	44,301
Billings in excess of costs and estimated earnings on uncompleted contracts	59,851	56,899
Notes payable	—	2,500
Income taxes payable	1,212	1,227
Total current liabilities	207,323	203,106
Other liabilities	11,196	12,644
Debt, less current portion	120,246	126,795
Deferred income tax liability, net	9,949	8,838
Operating lease liabilities	9,607	11,417
Total liabilities	358,321	362,800
Commitments and contingencies (See Note 14)
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,923,701 and 34,835,293 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	349	348
Capital in excess of par value	251,560	254,956
Accumulated loss	(394)	(6,387)
Accumulated other comprehensive loss	(16,476)	(16,274)
Total CECO shareholders' equity	235,039	232,643
Noncontrolling interest	4,773	4,848
Total shareholders' equity	239,812	237,491
Total liabilities and shareholders' equity	$598,133	$600,291

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net sales	$137,522	$129,181	$263,854	$241,744
Cost of sales	88,475	89,364	169,675	167,034
Gross profit	49,047	39,817	94,179	74,710
Selling and administrative expenses	36,465	28,451	71,372	55,644
Amortization and earnout expenses	2,210	2,273	4,419	4,020
Acquisition and integration expenses	476	332	666	824
Executive transition expenses	—	158	—	158
Restructuring expenses	414	—	554	—
Asbestos litigation expenses	225	—	225	—
Income from operations	9,257	8,603	16,943	14,064
Other (expense) income, net	(679)	121	(2,192)	(453)
Interest expense	(3,254)	(3,750)	(6,667)	(6,158)
Income before income taxes	5,324	4,974	8,084	7,453
Income tax expense	394	984	1,062	993
Net income	4,930	3,990	7,022	6,460
Noncontrolling interest	(445)	(266)	(1,029)	(759)
Net income attributable to CECO Environmental Corp.	$4,485	$3,724	$5,993	$5,701
Earnings per share:
Basic	$0.13	$0.11	$0.17	$0.17
Diluted	$0.12	$0.11	$0.17	$0.16
Weighted average number of common shares outstanding:
Basic	34,918,412	34,619,216	34,881,625	34,531,050
Diluted	36,302,664	35,143,782	36,239,331	35,171,727

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$7,022	$6,460
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,973	5,650
Unrealized foreign currency gain (loss)	691	(863)
Fair value adjustment to earnout liabilities	—	296
Gain on sale of property and equipment	126	78
Debt discount amortization	240	182
Share-based compensation expense	3,847	1,967
Bad debt expense (recoveries)	267	(23)
Inventory reserve expense	669	551
Other	22	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(17,295)	(39,181)
Costs and estimated earnings in excess of billings on uncompleted contracts	10,610	9,596
Inventories	(5,151)	(4,081)
Prepaid expense and other current assets	(11,164)	(8,319)
Deferred charges and other assets	(412)	(306)
Accounts payable	13,719	6,594
Accrued expenses	1,566	(2,692)
Billings in excess of costs and estimated earnings on uncompleted contracts	3,060	26,005
Income taxes payable	68	601
Other liabilities	(6,967)	(3,126)
Net cash provided by (used in) operating activities	7,891	(611)
Cash flows from investing activities:
Acquisitions of property and equipment	(7,233)	(3,919)
Net cash received (paid) for acquisitions	422	(24,142)
Net cash used in investing activities	(6,811)	(28,061)
Cash flows from financing activities:
Borrowings on revolving credit lines	21,700	65,300
Repayments on revolving credit lines	(23,200)	(33,400)
Repayments of long-term debt	(5,198)	(1,652)
Payments on finance leases and financing liability	(458)	(450)
Deferred consideration paid for acquisitions	(2,050)	(857)
Earnout payments	(1,672)	—
Proceeds from employee stock purchase plan and exercise of stock options	418	1,156
Noncontrolling interest distributions	(1,105)	(599)
Common stock repurchased	(5,000)	—
Net cash (used in) provided by financing activities	(16,565)	29,498
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,049)	1,141
Net (decrease) increase in cash, cash equivalents and restricted cash	(18,534)	1,967
Cash, cash equivalents and restricted cash at beginning of period	55,448	46,585
Cash, cash equivalents and restricted cash at end of period	$36,914	$48,552
Cash paid during the period for:
Interest	$6,574	$5,380
Income taxes	$3,801	$7,605

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended June 30,		Six months ended June 30,
(in millions, except ratios)	2024	2023	2024	2023
Operating income as reported in accordance with GAAP	$9.3	$8.6	$16.9	$14.1
Operating margin in accordance with GAAP	6.8%	6.7%	6.4%	5.8%
Amortization and earnout expenses	2.2	2.3	4.4	4.0
Acquisition and integration expenses	0.5	0.3	0.7	0.8
Restructuring expenses	0.4	—	0.6	—
Executive transition expenses	—	0.2	—	0.2
Asbestos litigation expenses	0.2	—	0.2	—
Non-GAAP operating income	$12.6	$11.4	$22.8	$19.1
Non-GAAP operating margin	9.2%	8.8%	8.6%	7.9%

	Three months ended June 30,		Six months ended June 30,
(in millions, except share data)	2024	2023	2024	2023
Net income as reported in accordance with GAAP	$4.5	$3.7	$6.0	$5.7
Amortization and earnout expenses	2.2	2.3	4.4	4.0
Acquisition and integration expenses	0.5	0.3	0.7	0.8
Restructuring expenses	0.4	—	0.6	-
Executive transition expense	—	0.2	—	0.2
Asbestos litigation expense	0.2	—	0.2	-
Foreign currency remeasurement	0.6	(0.8)	1.5	(0.9)
Tax (benefit) expense of adjustments	(1.0)	(0.5)	(1.9)	(1.0)
Non-GAAP net income	$7.4	$5.2	$11.5	$8.8
Depreciation	1.3	1.0	2.6	2.2
Non-cash stock compensation	2.2	1.2	3.8	2.0
Other expense, net	0.1	0.7	0.7	1.4
Interest expense	3.3	3.8	6.7	6.2
Income tax expense	1.4	1.5	3.0	2.0
Noncontrolling interest	0.4	0.3	1.0	0.8
Adjusted EBITDA	$16.1	$13.7	$29.3	$23.4

Earnings per share:
Basic	$0.13	$0.11	$0.17	$0.17
Diluted	$0.12	$0.11	$0.17	$0.16

Non-GAAP net income per share:
Basic	$0.21	$0.15	$0.33	$0.25
Diluted	$0.20	$0.15	$0.32	$0.25

	Three months ended June 30,		Six months ended June 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$6.7	$11.4	$7.9	$(0.6)
Acquisitions of property and equipment	(4.1)	(1.4)	(7.2)	(3.9)
Free cash flow	$2.6	$10.0	$0.7	$(4.5)

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully identify acquisition targets, integrate acquired businesses and realize the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.